Exhibit 99.5

CONSENT OF QUALIFIED PERSON

I, Jeffrey A. Pontius, CPG, consent to being named in the prospectus supplement dated October 3, 2019 (the “Supplement”) to the base shelf prospectus of Corvus Gold Inc. (the “Company”) dated February 15, 2019 and to the base shelf prospectus dated February 19, 2019 contained in the Company’s registration statement on Form S-3 (333-229516) as a “qualified person” within the meaning of National Instrument 43-101 who has approved the disclosure of certain of the scientific and technical information contained in the Supplement or incorporated by reference therein as detailed under the “Interest of Experts” section of the Supplement (the “Technical Disclosure”) and to the use of the Technical Disclosure in the written disclosure contained in the Supplement or incorporated by reference therein.

I hereby confirm that I have read the Supplement, including the Technical Disclosure contained in the Supplement or incorporated by reference therein and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the Technical Disclosure or that is within my knowledge as a result of the services performed by me in connection with the Technical Disclosure.

DATED this 3rd day of October, 2019.

“Jeffrey A. Pontius”
Jeffrey A. Pontius, CPG